Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of July 11, 2018 by and among Altimmune, Inc., a Delaware corporation with headquarters located at 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878 (the “Company”), and the investor listed on the signature page attached hereto under the heading “Holder” (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement or the Certificate of Designations (each as defined below), as applicable.

WHEREAS:

A. Pursuant to a Securities Purchase Agreement dated as of August 16, 2017 by and among the Company, the Holder and certain other investors party thereto (“Purchase Agreement”), the Company sold to the Holder and certain other investors identified on the signature pages attached thereto: (i) shares of convertible preferred stock, par value $0.0001 per share (the “Preferred Shares”), of the Company designated as Series B Convertible Preferred Stock, the terms of which are set forth in the certificate of designations for such series of preferred stock (the “Certificate of Designations”) in the form attached as Exhibit A to the Purchase Agreement, convertible into the Company’s common stock, par value $0.0001 per share (“Common Stock”) in accordance with the terms of the Certificate of Designations and (ii) Warrants in the form attached as Exhibit B to the Purchase Agreement (the “Warrants”) to acquire shares of Common Stock.

B. The Holder wishes to exchange all of the Preferred Shares held by the Holder on the date hereof (which, for the avoidance of doubt, shall equal the Holder’s Allocation Percentage of 1,739.53 Preferred Shares, representing the ninth and final Installment Amount due and payable on the August 15, 2018 Installment Date) into shares of Common Stock (the “Preferred Exchange Common Shares”) and an additional amount in cash (the “Preferred Exchange Cash Amount”), upon the terms and conditions set forth herein.

C. The Company and the Holder wish to exchange all of the Warrants held by the Holder for shares of Common Stock (the “Warrant Exchange Common Shares”), upon the terms and conditions set forth herein.

D. The exchange of the Preferred Shares of the Holder for the Preferred Exchange Common Shares and the exchange of the Warrants of the Holder for the Warrant Exchange Common Shares is being made in reliance upon the exemptions from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, the Company and the Holder hereby agree as follows:

(1) Waivers with Respect to the Certificate of Designations. Immediately prior to the First Closing (as defined in Section 3(b)) and in accordance with Section 15 of the Certificate of Designations, the Holder hereby waives all covenants, restrictions and other provisions contained in the Certificate of Designations with respect to the transactions contemplated by this Agreement, including, without limitation, (w) the Company’s restrictions set forth in Section 2 and Section 7(a) of the Certificate of Designations to prepay any portion of the Stated Value of the Preferred Shares; (x) the requirement to deliver any Installment Balance Conversion Shares with respect to the Pre-Installment Conversion Shares delivered to the holders of Preferred Shares on or about June 13, 2018 as Pre-Installment Shares with respect to the Installment Amount due and payable on the July 16, 2018 Installment Date; (y) the requirement to deliver any shares of Common Stock or pay any amount in cash to any Holder of Preferred Shares pursuant to Section 9 of the

Certificate of Designations with respect to the payment of the Installment Amount due on August 15, 2018 (the “Ninth Installment Amount”) (including, without limitation, any Pre-Installment Conversion Shares or Installment Balance Conversion Shares with respect to such Ninth Installment Amount), in excess of (i) a number of shares of Common Stock equal to such Holder’s Allocation Percentage of the Ninth Installment Amount, multiplied by 1,000 and divided by $0.52 (such number of shares of Common Stock to be rounded up to the nearest whole share), plus (ii) an amount in cash equal to $23.10 per Preferred Share plus a pro rata amount of $23.10 for any fraction of a Preferred Share (rounded up to the nearest whole cent); and (z) any Equity Conditions Failure during the Equity Conditions Measuring Period with respect to the payment of the Ninth Installment Amount.

(2) Issuance of Shares of Common Stock. (a) On the date hereof, pursuant to Section 5(g)(ii) of the Certificate of Designations, the Company and the Holder (representing the Required Holders thereunder) agree to reduce the Conversion Price to $0.52 and, in connection therewith, the Holder hereby elects to exchange all Preferred Shares held by the Holder for (x) the number of shares of Common Stock set forth under the heading “Preferred Exchange Common Shares” on the signature page hereto and (y) the payment of an amount in cash equal to the amount set forth under the heading “Preferred Exchange Cash Amount” on the signature page hereto, in each case pursuant to the Certificate of Designations; and

(b) Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and 7 below, the Company and the Holder hereby agree that all of the Warrants held by the Holder, as set forth on the Holder’s signature page attached hereto, shall be exchanged on the Second Closing Date (as defined in Section 3(d)) for the number of shares of Common Stock set forth under the heading “Warrant Exchange Common Shares” on the signature page hereto.

The transaction set forth in Section 2(a) is sometimes referred to herein as the “Preferred Exchange” and the transaction set forth in Section 2(b) is sometimes referred to herein as the “Warrant Exchange”.

After the consummation of the Preferred Exchange contemplated by Section 2(a), (x) all obligations under the Purchase Agreement and the Certificate of Designations are hereby terminated without further action by the Holder or the Company; (y) the Holder’s Preferred Shares are hereby deemed satisfied in all respects; and (z) the Company and the Holder hereby (i) waive any and all other rights with respect to the Purchase Agreement, the Certificate of Designations and the Holder’s Preferred Shares and (ii) release and discharge each other from any and all claims that each may now have, or may have in the future, arising out of, or related to, the Purchase Agreement, the Certificate of Designations and the Holder’s Preferred Shares.

After the consummation of the Warrant Exchange contemplated by Section 2(b), (x) all obligations under the Holder’s Warrants shall be terminated without further action by the Holder or the Company; (y) the Holder’s Warrants will be deemed satisfied in all respects; and (z) the Company and the Holder hereby (i) waive any and all other rights with respect to the Holder’s Warrants and (ii) release and discharge each other from any and all claims that each may now have, or may have in the future, arising out of, or related to, the Holder’s Warrants.

Notwithstanding anything herein to the contrary, to the extent that the Holder’s right to the Warrant Exchange Common Shares would result in the Holder and its other Attribution Parties exceeding 19.99% (the “Maximum Percentage”), then the Holder shall not be entitled to such Warrant Exchange Common Shares to such extent (and shall not be entitled to beneficial ownership of such Warrant Exchange Common Shares to such extent) and the portion of such Warrant Exchange Common Shares shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Warrant Exchange Common Shares to the same extent as if there had been no such limitation (the “Blocker Provision”). At such time or times the Holder and its other Attribution Parties no longer exceed the Maximum Percentage, the Holder shall give a written notice to the Company setting forth how many Warrant Exchange Common Shares the Company shall issue to the Holder without resulting in the Holder and its Attribution Parties exceeding the Maximum Percentage (an “Issuance Notice”). The number of Warrant Exchange Common Shares set forth on any Issuance Notice may not be less than 400,000 shares of Common Stock (as adjusted for any stock split, reverse stock split or similar transaction), unless, after issuing the shares set forth on such Issuance Notice, there would be no more shares of Common Stock held in abeyance for the Holder pursuant to this Section 2(b). In connection with any Issuance Notice, Holder shall be required, upon the request of the Company or its counsel, to confirm that the representation and warranties contained in Section 4 of this Agreement are accurate and true as of the date of the Issuance Notice and shall make such other representations and warranties as may reasonably be required in connection with the issuance of the shares under applicable securities laws.

The number of Warrant Exchange Common Shares, if any, to be held in abeyance by the Company for the Holder on the applicable Closing Date due to the Blocker Provision is set forth on the Holder’s signature page hereto under the heading “Abeyance Shares”.

(3) Closing.

(a) Preferred Exchange Procedure. At the First Closing, (i) subject to the Blocker Provision, the Company shall, or shall direct its transfer agent to, (x) credit the Holder’s account with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system with the Preferred Exchange Common Shares, (y) deliver by book-entry only registration through the DTC’s Direct Registration System (“DRS) the Preferred Exchange Common Shares, or (z) issue and deliver a certificate registered in the name of such Holder or its designee for the number of Preferred Exchange Common Shares to which such Holder is entitled, in accordance with the instructions set forth on the Holder’s signature page attached hereto; and (ii) pay to the Holder, by check or wire transfer of immediately available funds, the Preferred Exchange Cash Amount.

(b) First Closing. The date and time of the closing (the “First Closing”) of the transactions specified in Sections 2(a) and 3(a) above (the “First Closing Date”) shall be 10:00 a.m., New York City Time, on July 11, 2018 (or such other date and time as is mutually agreed to by the Company and the Holder in writing). The First Closing shall occur at the offices of Proskauer Rose LLP, 1 International Place, Boston, Massachusetts 01220.

(c) Warrant Exchange Procedure. At the Second Closing, (i) the Holder shall deliver the Warrants held by the Holder, as set forth on the Holder’s signature page attached hereto, to the Company to the address set forth on the Company’s signature page attached hereto, and (ii) subject to the Blocker Provision, the Company shall, or shall direct its transfer agent to, (x) credit the Holder’s account with the DTC through its DWAC system with the Warrant Exchange Common Shares, (y) deliver by book-entry only registration through the DTC’s DRS the Preferred Exchange Common Shares, or (z) issue and deliver a certificate registered in the name of such Holder or its designee for the number of Warrant Exchange Common Shares to which such Holder is entitled, in accordance with the instructions set forth on the Holder’s signature page attached hereto.

(d) Second Closing. The date and time of the closing (the “Second Closing”) of the transactions specified in Sections 2(b) and 3(c) above (the “Second Closing Date”) shall be 10:00 a.m., New York City Time, on the Business Day following the date of notification of satisfaction (or waiver) of the conditions to the Second Closing set forth in Sections 6 and 7 hereof (or such other date and time as is mutually agreed to by the Company and the Holder in writing). The Second Closing shall occur at the offices of Proskauer Rose LLP, 1 International Place, Boston, Massachusetts 01220.

(4) Holder Representations, Warranties and Covenants. The Holder hereby represents and warrants to the Company:

(a) Organization; Authorization; Enforcement. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full right, corporate or partnership power and authority to enter into and consummate the transactions contemplated by this Agreement and otherwise carry out its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(c) Title. The Holder is the beneficial owner and sole legal owner of, and has good and valid title to, the Warrants, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto other than encumbrances by one or more brokers of the Holder, which shall terminate upon the Second Closing, and encumbrances under federal or state securities laws (“Claims”). The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Warrant or its rights in the Warrant, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Warrant. Good and valid title to the Warrant, free and clear of any Claims, will pass to the Company upon consummation of the transaction contemplated hereby. The Holder has held the Warrants set forth on its signature page for more than six (6) months.

(d) No Public Sale or Distribution. The Holder is acquiring the Preferred Exchange Common Shares and the Warrant Exchange Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

(e) Risk. The Holder understands and accepts that acquiring the Preferred Exchange Common Shares and the Warrant Exchange Common Shares involves risks including, but not limited to, risks described in the Company’s reports filed with the SEC. The Holder has such knowledge, skill and experience in business, financial and investment matters that the Holder is capable of evaluating the merits and risks of participating in the Preferred Exchange and the Warrant Exchange. With the assistance of the Holder’s own professional advisors, to the extent that the Holder has deemed appropriate, the Holder has made its own legal, tax, accounting and financial evaluation of the merits and risks of the Preferred Exchange and the Warrant Exchange. The Holder has considered the suitability of the Preferred Exchange Common Shares and the Warrant Exchange Common Shares as an investment in light of its own circumstances and financial condition, and the Holder is able to bear the risks associated with the Preferred Exchange and the Warrant Exchange.

(f) Non-Reliance. The Holder confirms that it is not relying on any communication (written or oral) of the Company or any of its agents or affiliates as investment advice or as a recommendation to enter into the Preferred Exchange or the Warrant Exchange. It is understood that information provided by the Company or any of its agents or affiliates shall not be considered investment advice or a recommendation, and that none of the Company or any of its agents or affiliates is acting or has acted as an advisor to the Holder in deciding whether to enter in to the Preferred Exchange or the Warrant Exchange. The Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement. The Holder confirms that, except as expressly set forth herein, the Company has not (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Preferred Exchange Common Shares and the Warrant Exchange Common Shares; or (2) made any representation to the Holder regarding the legality of an investment in the Preferred Exchange Common Shares and the Warrant Exchange Common Shares under applicable investment guidelines, laws or regulations. In deciding to enter in to the Preferred Exchange and the Warrant Exchange, the Holder is not relying on the advice or recommendations of the Company, and the Holder has made its own independent decision that the investment in the Preferred Exchange Common Shares and the Warrant Exchange Common Shares is suitable and appropriate for the Holder.

(g) Access to Information. The Holder has had access to all materials it deems necessary to enable it to make an informed investment decision concerning the Preferred Exchange and the Warrant Exchange and has had the opportunity to review the Company’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), (collectively, the “SEC Reports”). The Holder acknowledges and agrees that no statement or written material contrary to the representations expressly set forth in this Agreement has been made or given to the Holder by or on behalf of the Company. The Holder has had a full opportunity to ask questions of the Company and its representatives concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the transactions and has received answers thereto as the Holder deems necessary to enable it to make an informed investment decision concerning the Preferred Exchange, the Warrant Exchange, the Preferred Exchange Common Shares and the Warrant Exchange Common Shares. The Holder specifically understands and acknowledges that, on the date of this Agreement and on the Second Closing Date, the Company may have in its possession non-public information that could be material to the market price of the Warrants and/or the Common Stock, including but not limited to (x) non-public information related to the Company’s financial and operating results for the quarter ended June 30, 2018 and subsequent fiscal periods, and (y) the potential future financing plans of the Company, that it has not disclosed to the Holder. The Holder hereby represents and warrants that, in entering into this Agreement and consummating the transactions contemplated hereby, it does not require the disclosure of such non-public information to it by the Company in order to make an investment in the Common Stock or a disposition of the Preferred Shares and Warrants, and hereby waives all present or future claims solely to the extent arising out of or relating to the Company’s failure to disclose such non-public information to the Holder. Although such non-public information may be indicative of a value of the Preferred Shares and Warrants that is substantially different than the value of the Preferred Exchange Common Shares and the Warrant Exchange Common Shares, the Holder is experienced, sophisticated and knowledgeable in trading securities of public and private companies and understands the disadvantages to which the Holder may be subject on account of the disparity of information as between the Company and the Holder, and the Holder has nonetheless deemed it appropriate and in its best interest to engage in the Preferred Exchange and the Warrant Exchange. The Holder understands that the Company or certain of its Representatives may repurchase, redeem, convert, exchange or otherwise acquire Preferred Shares and Warrants from other holders thereof in private or public transactions at prices and on terms that may be significantly more favorable than those being received by the Holder pursuant hereto.

(h) Fairness. The Holder understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Preferred Exchange Common Shares and the Warrant Exchange Common Shares, or made any finding or determination concerning the fairness or advisability of such investment.

(i) Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

(j) No Affiliates. The Holder is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the 1933 Act) (an “Affiliate”) of the Company. To its knowledge, the Holder did not acquire any of the Warrants, directly or indirectly, from an Affiliate of the Company. The Holder and its Affiliates collectively beneficially own and will beneficially own as of each Closing (but without giving effect to the Preferred Exchange or Warrant Exchange, as applicable) less than 10% of the outstanding Common Stock of the Company. Immediately after giving effect to the Warrant Exchange, including, without limitation, the Blocker Provision, the aggregate number of shares of Common Stock owned by the Holder and its Affiliates, together with the aggregate number of shares equal to the notional value of any “long” derivative transaction relating to such Common Stock to which the Holder or its Affiliate is a party (excluding derivative transactions relating to broad based indices and any interest in the Warrants), will exceed 9.99% of the outstanding Common Stock of the Company, in each case, based on the number of shares of Common Stock reported to be outstanding by the Company as set forth in Section 5(l) and, with respect to the calculation of the percentage of shares owned by the Holder out of the outstanding shares of Common Stock after giving effect to the Preferred Exchange or Warrant Exchange, as applicable, after giving effect to any issuance of shares of Common Stock by the Company on the applicable Closing Date, as notified by the Company on or prior to the date hereof.

(k) Exemptions. The Holder understands that the Company is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether the Holder’s participation in the transactions contemplated hereby meets the requirements for exemption from, or a transaction not subject to, the registration requirements of the 1933 Act. The Holder acknowledges that the Warrant Exchange Common Shares have not been registered under the 1933 Act.

(l) Arms-Length Dealing. The Holder acknowledges that the terms of the Warrant Exchange have been mutually negotiated between the Holder and the Company. The Holder was given a meaningful opportunity to negotiate the terms of the Preferred Exchange and the Warrant Exchange.

(m) No Solicitation or Advertising. The Holder acknowledges that it had a sufficient amount of time to consider whether to participate in the Preferred Exchange and the Warrant Exchange. The Holder acknowledges that it did not become aware of the Preferred Exchange or the Warrant Exchange through any form of general advertising or, to its knowledge, any form of solicitation within the meaning of Rule 502 under the 1933 Act.

(n) Voting. The Holder agrees it shall cause any Common Stock owned by them directly or indirectly, whether owned of record or beneficially owned, as of the record date (the “2018 Annual Meeting Record Date”) for the Company’s annual meeting of stockholders to be held in 2018 (the “2018 Annual Meeting”), in each case that are entitled to vote at such 2018 Annual Meeting to be present for quorum purposes and to be voted, at such 2018 Annual Meeting or at any adjournments or postponements thereof, (i) for all directors nominated by the Board for election at such 2018 Annual Meeting and (ii) in accordance with the recommendation of the Board on any other proposals or other business that comes before the 2018 Annual Meeting. For the avoidance of doubt, the Holder is not required to hold any shares on the 2018 Annual Meeting Record Date.

(5) Company Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants, as applicable, to the Holder that, except as set forth in the SEC Reports:

(a) Organization and Qualification. Each of the Company and its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” shall have the meaning ascribed to such term in the Purchase Agreement, except that it shall also include any material adverse effect on the authority or ability of the Company to perform its obligations under this Agreement.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Preferred Exchange Common Shares and the Warrant Exchange Common Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Preferred Exchange Common Shares and the Warrant Exchange Common Shares, have been duly authorized by the Company’s Board of Directors. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Preferred Exchange Common Shares and the Warrant Exchange Common Shares is duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. The offer and issuance by the Company of the Preferred Exchange Common Shares and the Warrant Exchange Common Shares in conformity with this Agreement constitute transactions exempt from registration under the 1933 Act pursuant to Sections 3(a)(9) and 4(a)(2) of the 1933 Act. The Company acknowledges and agrees that in accordance with Rule 144 promulgated under the 1933 Act, the holding period of the Warrants may be tacked on to the holding period of the Warrant Exchange Common Shares. The Company is in compliance with Rule 144(c)(1) promulgated under the 1933 Act.

(d) No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the 1933 Act) in connection with the offer or sale of the Preferred Exchange Shares or Warrant Exchange Common Shares. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Holder or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(e) Blue Sky. The Company shall make all filings and reports relating the Warrant Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

(f) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Preferred Exchange Common Shares and the Warrant Exchange Common Shares) will not (i) result in a violation of the Certificate of Incorporation or Bylaws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market and applicable laws of the State of Delaware and any other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(g) Consents. Other than the approval of the stockholders of the Company in accordance with the rules of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the applicable Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.

(h) Absence of Litigation. There are no legal or governmental investigations, actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company, its Subsidiaries or any of its properties or to which the Company or its Subsidiaries is or may be a party or to which any property of the Company is or may be the subject that, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) Company Representations and Warranties. The Company specifically acknowledges that the Holder would not enter into this Agreement or any related documents in the absence of the Company’s representations, warranties and acknowledgments set out in this Agreement, and that this Agreement, including such representations, warranties and acknowledgments, are a fundamental inducement to the Holder, and a substantial portion of the consideration provided by the Company in this transaction, and that the Holder would not enter into this transaction but for this inducement.

(j) No Integration Actions. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the issuance of the Preferred Exchange Common Shares and/or the Warrant Exchange Common Shares in a manner that would require the registration under the 1933 Act of the issuance to the Holder, and the Company will take all commercially reasonable action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act with the issuance of Preferred Exchange Common Shares and the Warrant Exchange Common Shares contemplated hereby. The Company hereby acknowledges and agrees that the Company shall reserve for issuance the Warrant Exchange Common Shares held in abeyance for the Holder due to the Blocker Provision.

(k) Fees and Expenses. Each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(l) Outstanding Shares. As of June 22, 2018, there are 34,746,022 shares of Common Stock issued and outstanding.

(m) Principal Market Regulation. The Company shall not be obligated to issue any shares of Preferred Exchange Common Shares or Warrant Exchange Common Shares pursuant to the terms of this Agreement, and the Holder shall not have the right to receive pursuant to the terms of this Agreement any shares of Preferred Exchange Common Shares or Warrant Exchange Common Shares, to the extent the issuance of such shares of Preferred Exchange Common Shares or Warrant Exchange Common Shares, combined with all shares of Common Stock issued in connection with any previous or subsequent agreement relating to the exchange of any Warrants and any subsequent amendment thereto (each, including those certain exchange agreements entered into on June 22, 2018 between the Company and the investors named therein, an “Exchange Document”), including any issuance of shares of Common Stock upon conversion or exercise of any derivative securities issued pursuant to an Exchange Document, would exceed 6,949,204 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of issuance of any shares pursuant to an Exchange Document) except that such limitation shall not apply in the event that the Company obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount.

(6) Conditions to Company’s Obligations Hereunder. The obligations of the Company hereunder with respect to the Second Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a) the Holder shall have delivered to the Company the Warrants held by the Holder contemporaneously with the issuance of the Warrant Exchange Common Shares;

(b) the Company shall have obtained the affirmative vote (in person or by proxy) of the holders of a majority of the shares of Common Stock present and entitled to vote at the stockholders meeting for the approval of the issuance of the Warrant Exchange Common Shares in satisfaction of the requirements of Nasdaq Stock Market Rule 5635(d);

(c) the Company shall have obtained the listing of the Warrant Exchange Common Shares on the Principal Market; and

(d) the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(7) Conditions to Holder’s Obligations Hereunder. The obligations of the Holder hereunder with respect to the Second Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) the Company shall, or shall direct its transfer agent to, (x) credit the Holder’s account with the DTC through its DWAC system with the Warrant Exchange Common Shares, (y) deliver by book-entry only registration through the DTC’s DRS the Preferred Exchange Common Shares, or (z) issue and deliver a certificate registered in the name of such Holder or its designee for the number of Warrant Exchange Common Shares to which such Holder is entitled, in accordance with the instructions set forth on the Holder’s signature page attached hereto;

(b) the Company shall have obtained the listing of the Warrant Exchange Common Shares on the Principal Market;

(c) the Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Second Closing Date, by the SEC or the Principal Market from trading on the Principal Market as of the Second Closing Date, in writing by the SEC or the Principal Market; and

(d) the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(8) Termination. In the event that the Second Closing shall not have occurred on or before December 31, 2018 due to the Company’s or the Holder’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on or after such date by delivering a written notice to that effect to the other party to this Agreement and without liability of such party to the other party.

(9) Lock-Up. In recognition of the benefit that the Warrant Exchange and the Preferred Exchange will confer upon the Holder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder agrees that, during the period beginning on the date hereof and ending on August 1, 2018, the Holder will not, without the prior written consent of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Preferred Exchange Common Shares, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Preferred Exchange Common Shares, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

(10) Miscellaneous.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements among the Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on the Holder and the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered if delivered pursuant to Section 10(f) of the Purchase Agreement.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the applicable Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

ALTIMMUNE, INC.

By:

Name:
Title:

Address:
910 Clopper Road, Suite 201S
Gaithersburg, Maryland 20878
Attention: William Enright
Telephone: (240) 654-1450
E-mail: enright@altimmune.com

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

[INSERT SIGNATURE BLOCK]

By:
Name:
Title:

Address:

Attention:
Telephone:
e-mail:

Preferred Exchange Common Shares:	DTC Instructions or Certificate Delivery Instructions:

Preferred Exchange Cash Amount:

Warrant Exchange Common Shares:

Abeyance Shares:

Warrants: